SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

     FORM 8-K CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported) August 10, 2004

L & L FINANCIAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

NEVADA	000-32505	91-2103949
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

720 Third Avenue, Suite 1611, Seattle, WA 98104

(Address of principal executive office) (Zip Code)

Registrant's Telephone Number, Including Area Code (206) 264-8065

N/A

(Former name or former address if changed since last report)

Item 1. Changes in Control of Registrant

N/A

Item 2. Acquisition or Disposition of Assets

N/A
Item 3. Bankruptcy or Receivership
N/A

Item 4. Change in the Registrant's Certifying Accountant

N/A

Item 5. Other Events and Regulation FD Disclosure

N/A

Item 6. Resignations of Registrant's Directors

Dr. Robert Kelly a member of our Board of Directors, passed away due to an illness on July 31, 2004. Dr. Kelly had a distinguished career as an aerospace test pilot, as a senior U.S. Navy officer, and a successful entrepreneur after his retirement from the US Navy.

Dr. Kelly had been with L&L since 2002 and had made tremendous contributions to the company. Dr. Kelly is to be buried at the Arlington National Cemetery, at Washington D.C.

Item 7. Financial Statements and Exhibits
N/A
Item 8. Change in Fiscal Year
N/A
Item 9. Regulation FD Disclosure
N/A
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

L & L FINANCIAL HOLDINGS, INC.

Date:	August 10, 2004	By: /S/ Dickson Lee

Dickson Lee, CEO